Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of February 1, 2024 (“Effective Date”), by and between Volcon , Inc., a Delaware corporation (“Company”), and Jordan Davis (“Consultant”).

Company desires to have Consultant perform consulting services as an independent contractor to Company and Consultant desires to perform such services for Company, subject to and in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, the parties agree as follows:

1. SERVICES

1.1 Statement of Work. Company and Consultant have executed (or will execute) a statement of work, substantially in the form attached hereto as Exhibit A, that describes the specific services to be performed by Consultant (as executed, the “Statement of Work”). The Statement of Work will expressly refer to this Agreement, will form a part of this Agreement, and will be subject to the terms and conditions contained herein. The Statement of Work may be amended only by written agreement of the parties.

1.2 Performance of Services. Consultant will perform the services described in the Statement of Work (the “Services”) in accordance with the terms and conditions set forth in the Statement of Work and this Agreement.

1.3 Delivery. Consultant will deliver to Company the deliverables, designs, modules, software, products, documentation and other materials specified in the Statement of Work (individually or collectively, “Deliverables”) in accordance with the delivery schedule and other terms and conditions set forth in the Statement of Work.

1.4 Consideration. As Consultant’s sole compensation for the performance of the Services and the rights granted hereunder, Company will provide Consultant the consideration set forth in the Statement of Work, on the terms and in the manner set forth in the Statement of Work. Without limiting the generality of the foregoing, Consultant acknowledges and agrees that, if specified in the Statement of Work, Company’s payment obligations will be expressly subject to Consultant’s completion or achievement of certain milestones to Company’s reasonable satisfaction.

1.5 Expenses. Unless otherwise specified in the Statement of Work, Company will reimburse Consultant for any expenses incurred by Consultant in connection with performing Services only as pre-approved, in writing, by the Company. Any specialty software licenses needed for projects, other than general design software, will be approved by Company and provided at Companies expense.

1.6 Payment Terms. All fees and other amounts payable set forth in the Statement of Work, if any, are stated in and are payable in U.S. dollars. Unless otherwise provided in the Statement of Work, Consultant will invoice Company on a monthly basis for all fees and expenses payable to Consultant, and Company will pay the full amount of each such invoice within fifteen (15) days following receipt thereof, except for any amounts that Company disputes in good faith. The parties will use their respective commercially reasonable efforts to promptly resolve any such payment disputes. All past due amounts shall bear finance charges at a rate of 1.5% per month (18% annual percentage rate).

1.7 Consultant Personnel. Consultant will perform all Services only through its regular, full-time employees and through subcontractors approved in advance in writing by Company (Consultant’s employees and approved subcontractors, if any, are referred to collectively as the “Consultant Personnel”). Consultant acknowledges and agrees that all Consultant Personnel are subject to Company’s continuing acceptance and that Company expressly reserves the right at any time to reject any Consultant Personnel, for any reason. To the extent that any Consultant Personnel are required to perform Services at a Company facility, Consultant will first ensure that such Consultant Personnel have been informed of Company’s workplace, computer and security policies and procedures, and will comply with such policies and procedures at all times.

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2. RELATIONSHIP OF THE PARTIES.

2.1 Independent Contractor. Consultant is an independent contractor and nothing in this Agreement will be construed as establishing an employment or agency relationship between Company and Consultant or any Consultant Personnel. Consultant has no authority to bind Company by contract or otherwise. Consultant will perform Services under the general direction of Company, but Consultant will determine, in Consultant’s sole discretion, the manner and means by which Services are accomplished, subject to the requirement that Consultant will at all times comply with applicable law.

2.2 Taxes and Employee Benefits. Consultant will report to all applicable government agencies as income all compensation received by Consultant pursuant to this Agreement. Consultant will be solely responsible for the payment of all compensation to all Consultant Personnel as well as for the payment of all withholding taxes, social security, workers’ compensation, unemployment and disability insurance or similar items required by any government agency. Consultant Personnel will not be entitled to any benefits paid or made available by Company to its employees, including, without limitation, any vacation or illness payments, or to participate in any plans, arrangements or distributions made by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits. Consultant will indemnify and hold Company harmless from and against all damages, liabilities, losses, penalties, fines, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or relating to any obligation imposed by law on Company to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with compensation received by Consultant pursuant to this Agreement.

2.3 Liability Insurance. Consultant acknowledges that Company will not carry any liability insurance on behalf of Consultant. Consultant will maintain in force adequate liability insurance to protect Consultant from (i) claims under workers’ compensation and state disability acts, and (ii) claims of personal injury (or death) or tangible or intangible property damage (including loss of use) that arise out of any act or omission of Consultant or any Consultant Personnel.

3. OWNERSHIP.

3.1 Disclosure of Work Product. Consultant will, as an integral part of the performance of Services, disclose in writing to Company all inventions, products, designs, drawings, notes, documents, information, test data, documentation, improvements, works of authorship, processes, techniques, know-how, algorithms, specifications, biological or chemical specimens or samples, hardware, circuits, computer programs, databases, user interfaces, encoding techniques, and other materials of any kind that Consultant may make, conceive, develop or reduce to practice, alone or jointly with others, in connection with performing Services, before or after the Effective Date, or that result from or that are related to such Services, whether or not they are eligible for patent, copyright, mask work, trade secret, trademark or other legal protection (collectively, “Consultant Work Product”). Consultant Work Product includes, without limitation, any Deliverables that Consultant delivers to Company pursuant to Section 1.3

3.2 Ownership of Consultant Work Product. Consultant and Company agree that, to the fullest extent permitted by applicable law, each item of Consultant Work Product will be a work made for hire owned exclusively by Company. Consultant agrees that, regardless of whether an item of Consultant Work Product is a work made for hire, all Consultant Work Product will be the sole and exclusive property of Company. Consultant hereby irrevocably transfers and assigns to Company, and agrees to irrevocably transfer and assign to Company, all right, title and interest in and to the Consultant Work Product, including all worldwide patent rights (including patent applications and disclosures), copyright rights, mask work rights, trade secret rights, know-how, and any and all other intellectual property or proprietary rights (collectively, “Intellectual Property Rights”) therein. At Company’s request and expense, during and after the term of this Agreement, Consultant will assist and cooperate with Company in all respects and will cause all Consultant Personnel to assist and cooperate with Company in all respects, and will execute documents and will cause all Consultant Personnel to execute documents, and, subject to the reasonable availability of Consultant, give testimony and take such further acts reasonably requested by Company to enable Company to acquire, transfer, maintain, perfect and enforce its Intellectual Property Rights and other legal protections for the Consultant Work Product. Consultant hereby appoints the officers of Company as Consultant’s attorney-in-fact to execute documents on behalf of Consultant for this limited purpose. Nothing in this Agreement grants or confers or shall be construed to grant or confer to Consultant, expressly or impliedly, any right or license to any Intellectual Property Rights or to any application for any Intellectual Property Rights (including patent applications or patents) that are transferred to, assigned to, held by and/or that are in the name of Company.

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3.3 Moral Rights. To the fullest extent permitted by applicable law, Consultant also hereby irrevocably transfers and assigns to Company, and agrees to irrevocably transfer and assign to Company, and waives and agrees never to assert, any and all Moral Rights (as defined below) that Consultant or any Consultant Personnel may have in or with respect to any Consultant Work Product, during and after the term of this Agreement. “Moral Rights” mean any rights to claim authorship of a work, to object to or prevent the modification or destruction of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a “moral right.”

3.4 Related Rights. To the extent that Consultant owns or controls (presently or in the future) any patent rights, copyright rights, mask work rights, trade secret rights, or any other intellectual property or proprietary rights that may block or interfere with, or may otherwise be required for, the exercise by Company of the rights assigned to Company under this Agreement (collectively, “Related Rights”), Consultant hereby grants or will cause to be granted to Company a non-exclusive, royalty-free, irrevocable, perpetual, transferable, worldwide license (with the right to sublicense) to make, have made, use, offer to sell, sell, import, copy, modify, create derivative works based upon, distribute, sublicense, display, perform and transmit any products, software, hardware, methods or materials of any kind that are covered by such Related Rights, to the extent necessary to enable Company to exercise all of the rights assigned to Company under this Agreement.

3.5 Excluded Inventions. Attached hereto as Exhibit B is a list describing all existing inventions, if any, that may relate to Company’s business or actual or demonstrably anticipated research or development and that were made by Consultant or acquired by Consultant prior to the Effective Date, and which are not to be assigned to Company (“Excluded Inventions”). For purposes of this Agreement, “Other Inventions” means inventions, if any, in which Consultant has or may have an interest, as of the Effective Date or thereafter, other than Consultant Work Product and the Excluded Inventions. Consultant shall not use the Excluded Inventions or any Other Inventions in any Consultant Work Product without Company’s prior written consent. Consultant acknowledges and agrees that if, in the scope of providing the Services contemplated by this Agreement, Consultant desires to use any Excluded Inventions or any Other Inventions, or if Consultant desires to include any Excluded Inventions or Other Inventions in any product or service of Company or if Consultant’s rights in any Excluded Inventions or Other Inventions may block or interfere with, or may otherwise be required for, the exercise by company of any rights assigned to Company under this Agreement, Consultant will first immediately so notify Company in writing. Unless Company and Consultant agree otherwise in writing as to particular Excluded Inventions or Other Inventions, Consultant hereby agrees to grant, and hereby does grant, to Company, in such circumstances (whether or not Consultant gives Company notice as required above), a perpetual, irrevocable, nonexclusive, transferable, world-wide, royalty-free license to use, disclose, make, sell, offer for sale, import, copy, distribute, modify and create works based on, perform, and display such Excluded Inventions and Other Inventions, and to sublicense third parties in one or more tiers of sublicensees with the same rights.

4. CONFIDENTIAL INFORMATION.

For purposes of this Agreement, “Confidential Information” means and will include: (i) any information, materials or knowledge regarding Company and its business, financial condition, products, programming techniques, customers, suppliers, technology or research and development that is disclosed to Consultant or to which Consultant has access in connection with performing Services; (ii) the Consultant Work Product; and (iii) the terms and conditions of this Agreement. Confidential Information will not include any information that: (a) is or becomes part of the public domain through no fault of Consultant; (b) was rightfully in Consultant’s possession at the time of disclosure, without restriction as to use or disclosure; or (c) Consultant rightfully receives from a third party who has the right to disclose it and who provides it without restriction as to use or disclosure. At all times, both during Consultant’s engagement by Company as an independent contractor and after its termination, and to the fullest extent permitted by law, Consultant agrees to hold all Confidential Information in strict confidence, not to use it in any way, commercially or otherwise, except in performing Services, and not to disclose it to others. Consultant further agrees to take all actions reasonably necessary to protect the confidentiality of all Confidential Information, including, without limitation, implementing and enforcing procedures to minimize the possibility of unauthorized use or disclosure of Confidential Information. No disclosure of Confidential Information by Company to Consultant will in any way be deemed a license (except for the limited purpose of performing Services) or other grant of proprietary interest in Confidential Information.

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5. WARRANTIES.

5.1 No Pre-existing Obligations. Consultant represents and warrants that Consultant has no pre-existing obligations or commitments (and will not assume or otherwise undertake any obligations or commitments) that would be in conflict or inconsistent with or that would hinder Consultant’s performance of its obligations under this Agreement.5

5.2 Performance Standard. Consultant represents and warrants that the Services will be performed in a thorough and professional manner, consistent with high professional and industry standards by individuals with the requisite training, background, experience, technical knowledge and skills to perform the Services.

5.3 Non-infringement. Consultant represents and warrants that the Consultant Work Product will not infringe, misappropriate or violate the rights of any third party, including, without limitation, any Intellectual Property Rights or any rights of privacy or rights of publicity, except to the extent any portion of the Consultant Work Product is created, developed or supplied by Company or by a third party on behalf of Company.

5.4 Competitive Activities. During the term of this Agreement, Consultant will not, directly or indirectly, in any individual or representative capacity, engage or participate in or provide services to any business that is competitive with the types and kinds of business being conducted by Company.

5.5 Non-Solicitation of Personnel. During the term of this Agreement and for a period of one (1) year thereafter, Consultant will not directly or indirectly solicit the services of any Company employee or consultant for Consultant’s own benefit or for the benefit of any other person or entity.

5.6 Agreements with Consultant Personnel. Consultant represents and warrants that all Consultant Personnel who perform Services are and will be bound by written agreements with Consultant under which: (i) Consultant owns or is assigned exclusive ownership of all Consultant Work Product, including all Intellectual Property Rights therein; and (ii) Consultant Personnel agree to limitations on the use and disclosure of Confidential Information no less restrictive than those provided in Section 4.

6. INDEMNIFICATION.

Consultant will defend, indemnify and hold Company harmless from and against all claims, damages, liabilities, losses, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or resulting from: (i) any action by a third party against Company that is based on a claim that any Services performed under this Agreement, or the results of such Services (including any Consultant Work Product), or Company’s use thereof, infringe, misappropriate or violate such third party’s Intellectual Property Rights; and (ii) any action by a third party against Company that is based on any act or omission of Consultant or any Consultant Personnel and that results in: (i) personal injury (or death) or tangible or intangible property damage (including loss of use); or (ii) the violation of any statute, ordinance, or regulation.

7. TERM AND TERMINATION.

7.1 Term. This Agreement will commence on the Effective Date and, unless terminated earlier in accordance with the terms of this Agreement, will remain in force and effect until March 3, 2024.

7.2 Termination for Breach. Either party may terminate this Agreement (including the Statement of Work) if the other party breaches any material term of this Agreement and fails to cure such breach within thirty (30) days following written notice thereof from the non-breaching party.

7.3 Termination for Convenience. Company may terminate this Agreement (including the Statement of Work) at any time, for any reason or no reason, upon written notice to Consultant.

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7.4 Effect of Termination. (a) Upon the expiration or termination of this Agreement for any reason, Consultant will promptly deliver to Company all Consultant Work Product, including all work in progress on any Consultant Work Product not previously delivered to Company, if any. (b) Upon the expiration or any termination of this Agreement (except termination of this Agreement by Company pursuant to Section 7.2 for breach by Consultant), Company will pay Consultant any amounts that are due and payable under Section 1.2 for Services performed by Consultant prior to the effective date of expiration or termination. (c) Upon the expiration or termination of this Agreement for any reason, Consultant will promptly notify Company of all Confidential Information in Consultant’s possession or control and will promptly deliver all such Confidential Information to Company, at Consultant’s expense and in accordance with Company’s instructions. (d) ) Upon the expiration or termination of this Agreement for any reason, Consultant will promptly deliver all real property, software, or licenses purchased on behalf of the Company or reimbursed by the Company.

7.5 Survival. The rights and obligations of the parties under Sections 2.2, 3, 4, 5.3, 5.5, 5.6, 6, 7.4, 7.5, 8 and 9 will survive the expiration or termination of this Agreement.

8. LIMITATION OF LIABILITY.

IN NO EVENT WILL COMPANY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF COMPANY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

9. GENERAL.

9.1 Assignment. Consultant may not assign or transfer this Agreement, in whole or in part, without Company’s express prior written consent. Any attempt to assign this Agreement, without such consent, will be void. Subject to the foregoing, this Agreement will bind and benefit the parties and their respective successors and assigns.

9.2 No Election of Remedies. Except as expressly set forth in this Agreement, the exercise by Company of any of its remedies under this Agreement will not be deemed an election of remedies and will be without prejudice to its other remedies under this Agreement or available at law or in equity or otherwise.

9.3 Equitable Remedies. Because the Services are personal and unique and because Consultant will have access to Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without having to post a bond or other consideration, in addition to all other remedies that Company may have for a breach of this Agreement at law or otherwise.7

9.4 Attorneys’ Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys’ fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

9.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, excluding its body of law controlling conflict of laws. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts located in Los Angeles County, California and the parties hereby irrevocably consent to the personal jurisdiction and venue therein.

9.6 Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

9.7 Waiver. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

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9.8 Notices. All notices required or permitted under this Agreement will be in writing, will reference this Agreement, and will be deemed given: (i) when delivered personally; (ii) when delivered by confirmed electronic transmission (including email); (iii) one (1) business day after deposit with a nationally-recognized express courier, with written confirmation of receipt; or (iv) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All such notices will be sent to the addresses set forth above or to such other address as may be specified by either party to the other party in accordance with this Section.

9.9 Notices. All notices required or permitted under this Agreement will be in writing, and delivered by confirmed electronic transmission (including e-mail), by courier or overnight delivery service, or by certified mail, and in each instance will be deemed given upon receipt. All notices will be sent to the addresses set forth on the signature pages hereto or to such other address as may be specified by either party to the other in accordance with this Section 9.7.

9.10 Entire Agreement. This Agreement, together with the Statement of Work, constitutes the complete and exclusive understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings and agreements, whether written or oral, with respect to the subject matter hereof. In the event of a conflict, the terms and conditions of the Statement of Work will take precedence over the terms and conditions of this Agreement. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

9.11 Interpretation. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, (a) all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement; (b) all references herein to “days” will refer to “calendar days”; and (c) all references to “including” will mean “including without limitation.”

9.12 Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10. Non-Disparagement. As a condition of entering into this consulting agreement, Consultant agrees that Consultant will not make any negative or disparaging statements or comments, either as fact or as opinion, about the Company, including but not limited to its officers, directors, employees, shareholders, subsidiaries, affiliates, vendors, products or services, business, technologies, market position, performance and other similar information concerning the Company. Nothing contained in this paragraph is intended to prevent the Company or Consultant from testifying truthfully in any legal proceeding.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO CONSULTING AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY: Volcon Inc	CONSULTANT:

By: /s/ Greg Endo	By: /s/ Jordan Davis

Name: Greg Endo	Name: Jordan Davis

Title: CFO	Title: Consultant

Address: 3121 Eagles Nest St	Address: ***

Round Rock, TX 78665

Attachments:

Exhibit A – Statement of Work

Exhibit B – List Of Excluded Inventions

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STATEMENT OF WORK – EXHIBIT A

This Statement of Work is issued under and subject to all of the terms and conditions of the Consulting Agreement dated as of February 1, 2024 by and between Company and Consultant. For the performance of the Services, Company will pay Consultant fees stated below. Consultant will invoice Company for the Services. Company will pay each such invoice no later than fifteen (15) days after its receipt. Consultant will provide Company with a completed Form W-9 with the invoice.

1. Services to be performed and results to be achieved:

Provide information on topics as requested from John Kim, CEO, Greg Endo, CFO, or Gabriel Villarreal, Head of Product Development. Any other inquiries received from current or former employees of the Company by the Consultant will be referred to Greg Endo, CFO.

2. Fee $12,500

3. Start Date: February 3, 2024

4. Required Completion Date: March 3, 2024

5. Deliverables: As requested

6. You will retain your Company provided computer during the Start and Completion dates of this Statement of Work. You will return all Company property to Greg Endo on or before March 3, 2024. You are to immediately provide all proprietary information including all username and passwords for all Company systems, equipment, software, and services which you have used in your role as CEO through February 2, 2024.

AGREED AS OF February __2024

COMPANY: Volcon Inc	CONSULTANT:

By: /s/ Greg Endo	By: /s/ Jordan Davis

Name: Greg Endo	Name: Jordan Davis

Title: CFO	Title: Consultant

Address: 3121 Eagles Nest St	Address: ***

Round Rock, TX 78665

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LIST OF EXCLUDED INVENTIONS – EXHIBIT B

Title	Date	Identifying Number:

_X_ No inventions, improvements, or original works of authorship

Signature of Consultant:    /s/ Jordan Davis

Print Name of Consultant:       Jordan Davis

Date:       February 2, 2024

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